Exhibit 10.2

STOCKHOLDER’S AGREEMENT

BETWEEN

DOUBLEVERIFY HOLDINGS, INC.

AND

PROVIDENCE VII U.S. HOLDINGS L.P.

DATED AS OF APRIL 20, 2021

Exhibits

Exhibit A	Form of Director Indemnification Agreement

This STOCKHOLDER’S AGREEMENT is made and entered into as of April 20, 2021, by and between DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”) and Providence VII U.S. Holdings L.P., a Delaware limited partnership (the “PEP Investor”). Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company intends to undertake an underwritten initial public offering of Common Stock (the “IPO”); and

WHEREAS, in connection with the IPO, and effective as of the date on which the U.S. Securities and Exchange Commission (the “SEC”) declares effective a registration statement on Form S-1 filed in connection with the IPO (the “Effective Date”), the Company and the PEP Investor wish to set forth their respective rights and obligations on and after the Effective Date, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

1.1              Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

“Agreement” means this Stockholder’s Agreement, as the same may be amended from time to time in accordance with the terms hereof.

“Annual Budget” has the meaning given to such term in Section 2.4(b).

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect upon the closing of the IPO, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Charter.

“CEO” means the Chief Executive Officer of the Company from time to time (or the equivalent successor position), as appointed by the Board.

“CFO” means the Chief Financial Officer of the Company from time to time (or the equivalent successor position), as appointed by the Board.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Director” means any member of the Board.

“Director Indemnification Agreement” means an indemnification agreement in the form attached hereto as Exhibit A.

“Effective Date” has the meaning given to such term in the Recitals.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Information” means all confidential information about the Company or any of its Subsidiaries that is or has been furnished to the PEP Investor or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, whether written or oral or in electronic or other form and whether prepared by the Company, its Representatives or otherwise, together with all written or electronically stored documentation prepared by the PEP Investor or its Representatives based on or reflecting, in whole or in part, such information; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by the PEP Investor or its Representatives, (ii) is or becomes available to the PEP Investor on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that to the PEP Investor’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to the PEP Investor by a contractual, legal or fiduciary obligation, (iii) is independently developed by the PEP Investor or its Representatives or Affiliates on its own behalf without use of any of the confidential information or (iv) was in the PEP Investor’s, its Affiliates’ or its Representatives’ possession prior to the date of this Agreement.

“IPO” has the meaning given to such term in the Recitals.

“PEP Designee” has the meaning given to such term in Section 2.1(b).

“PEP Investor” has the meaning given to such term in the Preamble.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group, within the meaning given to such term in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, comprised of any two or more of the foregoing.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, current members, prospective members that are subject to customary confidentiality agreements or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of the PEP Investor, any person designated for nomination by the Board as a Director by the PEP Investor and any person employed by Providence Equity Partners L.L.C.

“SEC” has the meaning given to such term in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, entity or other organization whether incorporated or unincorporated, of which (i) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first Person is a general partner, managing member or otherwise exercises similar management control.

1.2              Other Definitional Provisions.

(a)               The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b)               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Article II

CORPORATE GOVERNANCE

2.1              Board Representation.

(a)               Following the closing of the IPO, the PEP Investor shall have the right, but not the obligation, to designate for nomination by the Board as Directors a number of designees equal to: (i) at least a majority of the total number of Directors comprising the Board at such time as long as the PEP Investor beneficially owns at least 50% of the outstanding shares of Common Stock; (ii) at least 40% of the total number of Directors comprising the Board at such time as long as the PEP Investor beneficially owns at least 40% but less than 50% of the outstanding shares of Common Stock; (iii) at least 30% of the total number of Directors comprising the Board at such time as long as the PEP Investor beneficially owns at least 30% but less than 40% of the outstanding shares of Common Stock; (iv) at least 20% of the total number of Directors comprising the Board at such time as long as the PEP Investor beneficially owns at least 20% but less than 30% of the outstanding shares of Common Stock; and (v) at least 5% of the total number of Directors comprising the Board at such time as long as the PEP Investor beneficially owns at least 5% but less than 20% of the outstanding shares of Common Stock. For purposes of calculating the number of PEP Designees that the PEP Investor is entitled to designate for nomination pursuant to the formula outlined above, any fractional amounts would be rounded to the nearest whole number (but not below one as long as the PEP Investor beneficially owns at least 5% of the outstanding shares of Common Stock) and the calculation would be made on a pro forma basis after taking into account any increase in the size of the Board.

(b)               In the event that the PEP Investor has designated for nomination by the Board less than the total number of designees the PEP Investor shall be entitled to designate for nomination pursuant to Section 2.1(a), the PEP Investor shall have the right, at any time, to designate for nomination such additional designees to which it is entitled, in which case, the Company and the Directors shall use their best efforts, to the fullest extent permitted by Applicable Law (including with respect to fiduciary duties under Delaware law), to (x) enable the PEP Investor to designate for nomination and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise, and (y) to designate such additional individuals designated for nomination by the PEP Investor to fill such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the PEP Investor shall actually designate for nomination pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “PEP Designee.”

(c)               In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Director designated by the PEP Investor pursuant to this Section 2.1, the remaining Directors and the Company shall use their best efforts, to the fullest extent permitted by Applicable Law (including with respect to fiduciary duties under Delaware law), to cause the vacancy created thereby to be filled by a new designee of the PEP Investor, to the extent the PEP Investor would at such time be entitled to designate a designee for nomination pursuant to Section 2.1(a), as soon as possible, and the Company hereby agrees to use its best efforts to take, to the fullest extent permitted by Applicable Law (including with respect to fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(d)               The Company agrees to use its best efforts, to the fullest extent permitted by Applicable Law (including with respect to fiduciary duties under Delaware law), to include the individuals designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors and to nominate and recommend each such individual to be elected as a Director as provided herein. The Company is entitled to identify such individual as a PEP Designee pursuant to this Agreement.

(e)               Insofar as the Company is or becomes subject to requirements under Applicable Law or the regulations of any self-regulatory organization, including the New York Stock Exchange or such other national securities exchange upon which the Common Stock is listed to which the Company is then subject, relating to the composition of the Board or committees thereof, their respective responsibilities or the qualifications of their respective members, the PEP Investor shall cooperate in good faith to select for nomination its designees to the Board under this Section 2.1 so as to permit the Company to comply with all such applicable requirements.

(f)                No PEP Designee who is an employee of the PEP Investor shall be paid any fee (or provided any equity-based compensation) for service as Director or member of any committee of the Board, unless otherwise determined by the Board; provided that, in accordance with Company policy, each PEP Designee shall be entitled to reimbursement by the Company for reasonable and documented out-of-pocket expenses incurred in connection with business related to his or her service on the Board or committees thereof, including, without limitation, reasonable travel, lodging and similar out-of-pocket expenses, subject to any maximum reimbursement obligations as may be established by the Board from time to time. Notwithstanding the foregoing, any PEP Designee whom the Board determines to be “independent” as defined under the rules and regulations of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, shall be entitled to compensation in accordance with the Company’s independent director compensation program.

(g)               Notwithstanding anything in this Section 2.1 or anything contained elsewhere in this Agreement, the Company shall not be obligated to cause to be nominated for election to the Board or to recommend to the Company’s stockholders the election of any PEP Designee in the event that the Board determines in good faith that such action would constitute a breach of its fiduciary duties.

2.2              D&O Insurance; Director Indemnification. On or prior to the date of this Agreement, the Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms, and any such insurance approved by the Board shall be deemed to be customary and on commercially reasonable terms. On or prior to the date of this Agreement, the Company shall execute and deliver to each Director serving on the Board as of the date hereof a Director Indemnification Agreement. From and after the date hereof, concurrently with or prior to any PEP Designee joining the Board, the Company shall execute and deliver to each such PEP Designee an agreement no less favorable to such PEP Designee than the Director Indemnification Agreement.

2.3              Corporate Opportunity. The Company agrees, to the fullest extent permitted by law, to ensure that no amendment to the provisions of the certificate of incorporation of the Company, as amended or restated from time to time, pertaining to the renouncement of corporate opportunity is effected without the consent of the PEP Investor for so long as the PEP Investor has the right pursuant to this Article II to designate at least one PEP Designee.

2.4              Available Financial Information. Upon written request of the PEP Investor, the Company will deliver, or cause to be delivered, to the PEP Investor or its designated Representative, for so long as the PEP Investor has the right pursuant to Section 2.1(a) to designate at least one (1) PEP Designee:

(a)               as soon as available after the end of each month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations and comprehensive income and cash flows of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board. Unless the PEP Investor requests in writing that the monthly reports described above be specifically provided, the Company shall be deemed to have satisfied the information delivery requirement in this Section 2.4(a) by providing monthly metrics prepared for the Board in form and substance substantially consistent with those prepared as of the date of this Agreement by the date described in the first sentence hereof; and

(b)               an annual budget, a business plan and financial forecasts for the Company for each fiscal year of the Company (the “Annual Budget”), as soon as reasonably practicable after approval by the Board, and in any event no later than sixty (60) days after the end of the Company’s immediately preceding fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based; it being recognized by the PEP Investor that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the PEP Investor as promptly as practicable after such changes have been approved by the Board.

2.5              Other Information. The PEP Investor shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including all information that is necessary for (a) each of the PEP Investor and its Affiliates to comply with income tax reporting and regulatory requirements and (b) the PEP Investor to prepare its and its Affiliates’ quarterly and annual financial statements.

2.6              Access. The Company shall, and shall cause its Subsidiaries, officers, Directors, employees, auditors and other agents to (a) afford the PEP Investor and its Representatives (other than prospective members), so long as the PEP Investor shall beneficially own at least 5% of the outstanding shares of Common Stock, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, advisors, properties, offices and other facilities and to all books and records, and (b) afford the PEP Investor the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as the PEP Investor may reasonably request upon reasonable notice.

Article III

MISCELLANEOUS

3.1              Confidentiality. The PEP Investor agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company and its Subsidiaries; provided that nothing herein shall prevent the PEP Investor from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the PEP Investor, (c) to the extent required by law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder or (e) to its Representatives; provided further that, in the case of clause (a), (b) or (c) of this Section 3.1, the PEP Investor shall notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available; provided further that, solely for purposes of this Section 3.1, the definition of “Representatives” in this Agreement (including as such term is used in the definition of “Information”) shall include Providence Strategic Growth Capital Partners L.L.C.

3.2              Amendments and Waivers. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the PEP Investor. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

3.3              Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party.

3.4              Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile, e-mail or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address, e-mail or facsimile number as such party shall designate by like notice):

(a)           if to the Company, to:

DoubleVerify Holdings, Inc.

233 Spring Street

New York, NY 10013

Attention: Andy Grimmig, Chief Legal Officer

E-mail: andy.grimmig@doubleverify.com

(b)           if to the PEP Investor, to:

Providence VII U.S. Holdings L.P.

c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Attention: Davis Noell and Sarah Conde

E-mail: d.noell@provequity.com and s.conde@provequity.com
Fax: (212) 588-6700

(c)           in each case, with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Morgan J. Hayes, Esq.

E-mail: mjhayes@debevoise.com
Fax: (212) 521-7483

3.5              Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. To the fullest extent permitted by Applicable Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the PEP Investor being deprived of the rights contemplated by this Agreement.

3.6              Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement, and this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

3.7              Restrictions on Other Agreements; Bylaws. The provisions of this Agreement shall be controlling, to the fullest extent permitted by Applicable Law, if any such provision or the operation thereof conflicts with the provisions of the Bylaws. Each of the parties covenants and agrees to take, or cause to be taken, to the fullest extent permitted by Applicable Law (including with respect to fiduciary duties under Delaware law), any action reasonably requested by the Company or the PEP Investor, as the case may be, to amend the Bylaws so as to avoid any conflict with the provisions hereof, including, in the case of the PEP Investor, to vote its shares of Common Stock.

3.8              Termination of Rights. This Agreement shall terminate on the earlier to occur of (a) such time as the PEP Investor is no longer entitled to nominate a Director pursuant to Section 2.1(a) of this Agreement and (b) upon the delivery of a written notice by the PEP Investor to the Company requesting that this Agreement terminate.

3.9              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof to the extent that such principles would require or permit the application of laws of another jurisdiction.

3.10          Jurisdiction and Forum; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of or, if the Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division), or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3.5. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.11          Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (b) as to such Person or circumstance or in such jurisdiction, such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

3.12          Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

3.13          Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

3.14          Effectiveness. This Agreement shall become effective upon the Effective Date.

3.15          No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, Director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

3.16          Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth in the first paragraph hereof.

DOUBLEVERIFY HOLDINGS, INC.

By:	/s/ Andy Grimmig
Name: Andy Grimmig
Title: Chief Legal Officer

[Signature Page — Stockholder’s Agreement]

PROVIDENCE VII U.S. HOLDINGS L.P.

By:	Providence Equity GP VII-A L.P., its general partner

By:	PEP VII-A International Ltd., its general partner

By:	/s/ R. Davis Noell
Name: R. Davis Noell
Title: Authorized Signatory

[Signature Page — Stockholder’s Agreement]

Exhibit A

Form of Director Indemnification Agreement

[See Attached]

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

Indemnification Agreement (this “Agreement”), dated as of                   , 2021, by and between DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”), and the director whose name appears on the signature page hereof (“Indemnitee”).

WHEREAS, qualified persons are reluctant to serve corporations as directors or otherwise unless they are provided with appropriate indemnification and insurance against claims arising out of their service to and activities on behalf of the corporations;

WHEREAS, the Company has determined that attracting and retaining such persons is in the best interests of the Company and its stockholders and that it is reasonable, prudent and necessary for the Company to indemnify Indemnitee to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance; and

WHEREAS, this Agreement is a supplement to and in furtherance of the bylaws and certificate of incorporation of the Company, each as amended and restated through the date hereof, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement as a director from and after the date hereof, the Company and Indemnitee hereby agree as follows:

1.                  Defined Terms; Construction.

(a)               Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries acting in such capacity, or (B) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years commencing from and after the date hereof, individuals who at the beginning of such period constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the members of the Board, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or an entity that controls, directly or indirectly, such surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors) of the Company or any of its Subsidiaries, or of any predecessor thereof, or is or was serving at the request of the Company as a director (or a member of any committee of a board of directors) of another entity, or of any predecessor thereof, including service with respect to an employee benefit plan (including in a fiduciary or settlor capacity).

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witnesses and public relations consultants, bonds, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in (whether or not a party thereto), appealing or otherwise participating in a Proceeding.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 6(e), who has not performed any services (other than services in connection with a Determination or a determination regarding the rights of indemnitees under other indemnity agreements with the Company) for the Company or any of its Subsidiaries, Indemnitee or any other party to the Proceeding giving rise to the claim for indemnification hereunder within the last three years. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Subsidiary” means any corporation, limited liability company, partnership or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Voting Securities” means any securities of the Company that vote generally in the election of directors of the Company.

(b)               Construction. For purposes of this Agreement,

(i)                 References to the Company and any of its Subsidiaries shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with the Company or any such Subsidiary or that is a successor to the Company as contemplated by Section 9(e) (whether or not such successor has executed and delivered the written agreement contemplated by Section 9(e)).

(ii)              References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

(iii)            References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2.                  Agreement to Serve.

Indemnitee agrees to serve as a director of the Company or one or more of its Subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee so serve as a director and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3.                  Indemnification.

(a)               General Indemnification. Subject to Section 3(e), the Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, taxes, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.

(b)               Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee, the Company, any of its Subsidiaries or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Company’s or any such Subsidiary’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement to which Indemnitee and the Company or any of its Subsidiaries is party, any vote of stockholders or directors of the Company or any of its Subsidiaries, the DGCL, any other applicable law or any liability insurance policy, to the fullest extent allowable under applicable law, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding, as determined by the court presiding over such Proceeding. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or made in bad faith.

(c)               Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such portion.

(d)               Nonexclusivity. The indemnification and advancement rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries, any other agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy; provided that to the extent that Indemnitee is entitled to be indemnified by the Company under this Agreement and by any stockholder of the Company or any Affiliate of any such stockholder (other than the Company and its Subsidiaries) under any other agreement or instrument, or by any insurer under a policy maintained by any such stockholder or Affiliate, (i) the obligations of the Company hereunder shall be primary, and the obligations of such stockholder, Affiliate or insurer secondary, and (ii) Indemnitee shall proceed first against the Company and any insurer under any policy maintained by the Company, second, if indemnification is not provided by the Company or any such insurer on a timely basis, against any insurer under a policy maintained by any such stockholder or Affiliate, and third, if indemnification is not provided by the Company or any such insurer on a timely basis, against any such stockholder or Affiliate. Any such stockholder or Affiliate shall be entitled to enforce the Company’s obligation to provide indemnification in accordance with the priorities set forth in this Section 3(d) directly against the Company, and each such stockholder or Affiliate shall constitute an express intended third-party beneficiary under this Agreement for such purpose. In the event that any such stockholder or Affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties or amounts paid in settlement for which the Company would also be obligated pursuant to this Agreement, the Company shall reimburse such stockholder or Affiliate in full upon demand. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

(e)               Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated under this Agreement to indemnify Indemnitee:

(i)                 For Expenses incurred in connection with Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, application for declaratory relief, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the Board has approved the initiation or bringing of such Proceeding and (z) if the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or as may be required by law.

(ii)              For an accounting of profits arising from the purchase and sale by the Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(iii)            If and to the extent that it should ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee acted in bad faith and in a manner which he or she reasonably believed not to be in or opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed not to be in or opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(f)                Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights; provided that the Company shall not be entitled to contribution or indemnification from or subrogation against any stockholder of the Company, any Affiliate of any such stockholder or any insurer under a policy maintained by any such stockholder or Affiliate.

4.                  Contribution

(a)               The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(b)               To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement), in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and/or Indemnitee in connection with such event(s) and/or transaction(s).

5.                  Advancement of Expenses.

The Company shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition of such Proceeding, without regard to whether (i) Indemnitee will ultimately be entitled to be indemnified for such Expenses, (ii) an Adverse Determination has been made, except as contemplated by the last sentence of Section 6(f) or (iii) Indemnitee is able to repay such Expenses. Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment. The Company agrees that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

6.                  Indemnification Procedure.

(a)               Notice of Proceeding; Cooperation. Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding for which indemnification or advancement of Expenses will or could be sought under this Agreement; provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that (i) none of the Company or its Subsidiaries are party to or aware of such Proceeding and (ii) the Company is materially prejudiced by such failure. The Company shall be entitled to participate in the defense of any Proceeding entitled to indemnification under this Agreement or to assume the defense thereof, with counsel chosen by the Company and reasonably satisfactory to Indemnitee (not to be unreasonably withheld) upon delivery to Indemnitee of written notice of the Company’s election to do so; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in such Proceeding (including any impleaded parties) include both the Company and Indemnitee and the Indemnitee concludes that there may be one or more legal defense available to him or her that are different from or in addition to those available to the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel that is selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld) (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding), and all Expenses related to such separate counsel shall be borne by the Company.

(b)               Settlement. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.

(c)               Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee. The Company shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request (and such invoices or other supporting information) of Indemnitee.

(d)               Determination. The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 5 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of any Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice). Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(i)                 If no Change in Control has occurred, (w) by a majority vote of the directors of the Company who are not, and have never been, parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel, or (x) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (y) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee or (z) by the stockholders of the Company.

(ii)              If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.

The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination. The Company will promptly advise Indemnitee in writing with respect to any Adverse Determination, including a description of any reason or basis for which indemnification is denied. In the event of a Favorable Determination, payment to Indemnitee shall be made within 10 days after such determination. If the person, persons or entity empowered or selected under this Section 6(d) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(e)               Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the Board and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Company shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

(f)                Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Company in accordance with Section 5. If Indemnitee fails to challenge an Adverse Determination within 180 days after the Indemnitee has been notified of such Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a court of competent jurisdiction in a final and non-appealable decision, then, to the extent and only to the extent required by such Adverse Determination or final decision, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)               Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i)                 It shall be a presumption that a Determination is not required.

(ii)              It shall be a presumption that Indemnitee has met the applicable standard of conduct and has acted in good faith and that indemnification of Indemnitee is proper in the circumstances.

(iii)            The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.

(iv)             The termination of any Proceeding by judgment, order, finding, or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v)               Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 6(f), other than one to enforce a Favorable Determination, shall be de novo with respect to all determinations of fact and law.

7.                  Directors and Officers Liability Insurance.

(a)               Maintenance of Insurance. The Company will use commercially reasonable efforts (taking into account the scope and amount of coverage available related to the cost thereof) to maintain on an ongoing basis, at their sole expense, customary liability insurance to protect persons serving the Company and its Subsidiaries from certain liabilities. So long as the Company or any of its Subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded generally to the Company’s and its Subsidiaries’ then current directors. If at any time (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its Subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such time, for at least six years (or such shorter period as is available on commercially reasonable terms) from such time, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof. Notwithstanding the foregoing, Indemnitee shall not be obligated to seek recovery under any insurance policies of the Company. Nothing in this section shall preclude the Company from purchasing additional insurance coverage for independent directors.

(b)               Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 6(a), the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies, unless the Company shall have paid in full all indemnification, advancement and other obligations payable to Indemnitee under this Agreement.

8.                  Exculpation, etc.

(a)               Limitation of Liability. Indemnitee shall not be personally liable to the Company or any of its Subsidiaries or to the stockholders of the Company or any such Subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such Subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such Subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(b)               Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its Subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any of its Subsidiaries shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

9.                  Miscellaneous.

(a)               Non-Circumvention. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.

(b)               Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(c)               Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Company at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

(d)               Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(e)               Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business, and any survivor of any merger or consolidation to which the Company is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.

(f)                Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director of the Company, as well as for any act performed or omitted to be performed by the Indemnitee in connection with or arising out of or relating to the business of the Company or by virtue of Indemnitee’s relationship to the Company and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding relating to Indemnitee’s Corporate Status (including any rights of appeal thereto) and (ii) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.

(g)               Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the state courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

(h)               Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto; provided that the provisions hereof shall be cumulative of (and for the benefit of Indemnitee) and shall not supersede the provisions of the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries, any employment or other agreement, any vote of stockholders or directors, the DGCL or other applicable law. To the extent of any conflict between the terms of this Agreement and any other corporate documents, the terms most favorable to Indemnitee shall apply at the election of Indemnitee.

(i)                 Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOUBLEVERIFY HOLDINGS, INC.

By:
Name:
Title:

Address:	233 Spring Street
New York, NY 10013

[Signature Page to Director Indemnification Agreement]

AGREED TO AND ACCEPTED:

INDEMNITEE:

By:
Name:
Title: Director

Address:

[Signature Page to Director Indemnification Agreement]